EXHIBIT 23.6

CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS’

We consent to the inclusion in this Registration Statement of Midwest Banc Holdings, Inc. on Form S-4 of our report dated January 25, 2002 on the consolidated financial statements of CoVest Bancshares, Inc. appearing in the 2001 Annual Report on Form 10-K of CoVest Bancshares, Inc. and to the reference to us under caption “Experts” in the related proxy statement/prospectus.

Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 13, 2003